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                                     EXHIBIT 23.7

                           Consent of Independent Auditors
                           -------------------------------


     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of U.S. Office Products Company of our reports, dated March 4, 1996, relating to the financial statements of Huxley Envelope Corporation, and March 6, 1996, relating to the financial statements of United Envelope Co., Inc. and its affiliate, Rex Envelope Co., Inc., appearing in U.S. Office Products Company's Annual Report on Form 10-K for the year ended April 25, 1998. We also consent to the references to us under the heading "Experts" in such Prospectus.


/s/ Hertz, Herson & Company LLP
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HERTZ, HERSON & COMPANY LLP
New York, New York
August 3, 1998